UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/31/2005

Century Aluminum Company
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-27918

DE	13-3070826
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2511 GARDEN ROAD, BUILDING A SUITE 200, MONTEREY , CA 93940
(Address of Principal Executive Offices, Including Zip Code)

(831) 642-9300
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On May 31, 2005, Nordural ehf ("Nordural"), a wholly-owned subsidiary of Century Aluminum Company (the "Company"), entered into an Amended and Restated Toll Conversion Agreement (the "Restated Tolling Agreement") with Glencore AG ("Glencore"), a subsidiary of Glencore International AG. The Restated Tolling Agreement replaces the tolling agreement entered into by the Company and Glencore Ltd. on August 1, 2004.

Nordural, which the Company acquired in April 2004, is an Icelandic company that owns and operates a 90,000 metric ton per year ("MTPY") primary aluminum reduction facility located in Grundartangi, Iceland. Upon completion of an ongoing expansion project, the Nordural facility will have a production capacity of 212,000 MTPY. Glencore International AG is a significant shareholder of the Company.

Under the Restated Tolling Agreement, Nordural will convert alumina supplied by Glencore to primary aluminum for a fee that will be based on the price for primary aluminum on the London Metals Exchange. The Restated Tolling Agreement, which will utilize 90,000 MTPY of the Nordural facility's 122,000 MTPY expansion capacity, has 10-year term commencing on the later of: (i) the completion of the ongoing expansion project, and (ii) July 1, 2006.

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The information in this Form 8-K may contain "forward-looking statements" within the meaning of U.S. federal securities laws. The Company has based its forward-looking statements on current expectations and projections about the future, however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the Company's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the Company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The Company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Century Aluminum Company

Date: June 03, 2005.	By:	/s/ Gerald J. Kitchen
Gerald J. Kitchen
Executive Vice President, General Counsel, Chief Administrative Officer and Secretary